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                                                                    EXHIBIT 11

                            BACK YARD BURGERS, INC.
                        COMPUTATION OF INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

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

                                            THIRTEEN WEEKS ENDED               THIRTY-NINE WEEKS ENDED
                                        ----------------------------         ----------------------------
                                        OCTOBER 2,        OCTOBER 3,         OCTOBER 2,        OCTOBER 3,
                                           1999              1998               1999              1998
                                        ----------        ----------         ----------        ----------

Net Income                               $  103            $  210            $  232            $  741
                                          -----             -----             -----             -----

Weighted average number
 of common shares outstanding
 during the period                        4,612             4,590             4,606             4,513
                                          =====             =====             =====             =====
Basic income per share                   $  .02            $  .05            $  .05            $  .16
                                          =====             =====             =====             =====

Weighted average number
 of common shares outstanding
 during the period                        4,612             4,590             4,606             4,513

Preferred shares convertible
 to common shares                            20                23                22                85

Stock options                                31                47                17                62
                                          -----             -----             -----             -----
                                          4,663             4,660             4,645             4,660
                                          =====             =====             =====             =====
Diluted income per share                 $  .02            $  .05            $  .05            $  .16
                                          =====             =====             =====             =====

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